EXHIBIT 99.1

APRICUS BIOSCIENCES AND STELLAR PHARMACEUTICALS ANNOUNCE EXCLUSIVE LICENSE AGREEMENT IN CANADA FOR THE COMMERCIALIZATION OF MYCOVA™ FOR ONYCHOMYCOSIS

Apricus Bio Can Receive Up To Approximately $8 Million (Canadian) Plus Tiered Double Digit Royalties Under Multi-year Agreement

Stellar Pharma Strengthens Its Dermatology Business In Canada With Its Second Prescription Product, MycoVa™

San Diego, CA and Milton, ON, January 3, 2012 – Apricus Biosciences, Inc. ("Apricus Bio") (Nasdaq: APRI) (http://www.apricusbio.com) and Stellar Pharmaceuticals Inc. ("Stellar Pharma") (OTCQB:SLXCF; OTCBB:SLXCF; PINK SHEETS: SLXCF), a Canadian public company, announced today the signing of an exclusive license agreement.  Under the agreement, Stellar Pharma has the exclusive right to sell Apricus Bio’s MycoVa™ product for the treatment of onychomycosis (nail fungus) in Canada, following receipt of Canadian regulatory approval for such product.  The exclusive license agreement provides for an upfront payment, regulatory approval milestone, sales achievement milestones and royalty payments during the term of the agreement.

Onychomycosis is a chronic persistent fungal infection of the nail bed resulting in thickening and discoloration of the nail, which sometimes can be accompanied by serious pain and disability. According to the Merck Manual, the worldwide incidence rate of onychomycosis is approximately 10%. As described by Iorizzo and Piraccini (2007), the incidence has been increasing due to diabetes, immunosuppression and an aging population. While occurring in approximately 2.6% of children younger than 18 years, it occurs in as much as 90% of the elderly population (eMedicine.medscape.com). As of 2008, Thomson Reuters Pharma had stated that the worldwide market was approximately $2.8 billion in size and is expected to grow to approximately $2.9 billion by 2014.

The advantage of Apricus Bio's MycoVa™ product is that it is easy to apply, and is therefore believed to improve patient compliance. MycoVa™ is applied to the infected nails, typically at bedtime, with minimal preparation, such as simply washing with soap and water. The formulation allows significant amounts of the drug to penetrate through the nail plate to the nail bed and surrounding area where fungus is located without significant systemic exposure.

Dr. Bassam Damaj, Chairman, President and Chief Executive Officer of Apricus Bio commented, "We are very pleased with our exclusive license agreement with Stellar Pharma and we look forward to the future commercialization in the Canadian market of MycoVa™, our second major product utilizing our proprietary NexACT® technology.  We are very impressed with the experience of Rob Harris and his team at Stellar Pharma, and we are very excited about this first potential launch of this important drug in that market.  We also hope that our partnership with Stellar Pharma will produce additional collaborations among multiple NexACT® products in the future."

Rob Harris, President and Chief Executive Officer of Stellar Pharma stated, "We are excited about this opportunity and are very pleased to be able to strengthen our dermatology portfolio in Canada.  I would like to thank Bassam and his excellent team at Apricus Bio for providing us with this opportunity to launch MycoVa™ in the Canadian market.  We will be assisting Apricus Bio in the filing of a New Drug Submission for MycoVa™ for onychomycosis and look forward to its commercial launch in Canada following Canadian regulatory approval."

About MycoVa™
MycoVa™ combines an existing, approved drug for nail fungus, terbinafine, with the NexACT® technology that enhances the absorption of the drug through the skin. In January 2011, the Company announced that an additional analysis showed that MycoVa™ is as effective for the treatment of nail fungus as the current European standard of care for topical therapy, Loceryl® (an ointment made by Galderma).

In June 2011, the Company announced that based on a reanalysis of its Phase III trials for its MycoVa™ product for treating onychomycosis (nail fungus), it is revisiting its regulatory strategy for the drug and will seek guidance from regulatory authorities in the U.S., Canada and Europe. A combined post-hoc analysis of two randomized, double-blind, vehicle controlled, multicenter, parallel group Phase III studies to assess the efficacy, safety and tolerability of MycoVa™ demonstrated statistically significant results in primary and secondary efficacy endpoints in favor of active treatment in patients who did not present with comorbid tinea pedis (athlete's foot), as these patients are considered at higher risk of reinfection.

About Apricus Biosciences, Inc.
Apricus Bio is a San Diego-based, revenue-generating, specialty pharmaceutical company, with commercial products and a broad pipeline across numerous therapeutic classes.

Revenues and growth are driven from the sales of the Company's commercial products through its Apricus Pharmaceuticals USA, Inc. and NexMed (USA), Inc. subsidiaries and through out-licensing in certain territories of its product pipeline and NexACT® technology. Apricus Bio’s current pipeline includes Vitaros®, approved in Canada for the treatment of erectile dysfunction, Totect® the only drug approved in the US for the treatment of anthracycline extravasation, as well as compounds in development from pre-clinical through pre-registration currently focused on Sexual Dysfunction, Oncology, Dermatology, Autoimmune, Pain, Anti-Infectives, Diabetes and Consumer Healthcare.

The Company also expects to develop and/or acquire and then bring to market additional pharmaceutical products in areas of care that will benefit patient needs worldwide.

For further information on Apricus Bio, visit http://www.apricusbio.com, and for information on its subsidiary please visit http://www.nexmedusa.com. You can also receive information at http://twitter.com/apricusbio and http://facebook.com/apricusbio.

About Stellar Pharmaceuticals Inc.
Stellar Pharma and its subsidiary, Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market. Stellar Pharma currently competes in the dermatology market in Canada with its promotion of Soriatane®* (acitretin).

Stellar Pharma also markets Bezalip®* SR (bezafibrate), NeoVisc® (1.0% sodium hyaluronate solution) and Uracyst® (sodium chondroitin sulfate solution 2%) in the Canadian market place and is awaiting regulatory approval for Cambia®** (diclofenac potassium for oral solution) in Canada.  Additionally, NeoVisc® and Uracyst® are commercially available in 58 countries and are sold globally through various international partnerships.  Stellar Pharma is currently in negotiations to license both NeoVisc® and Uracyst® in the US and other international markets.

For further information on Stellar Pharma, visit http://www.stellarpharma.com, and for information on its subsidiary please visit http://www.tributepharma.com.

Apricus Bio's Forward-Looking Statement Safe Harbor
Statements under the Private Securities Litigation Reform Act, as amended:  with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to receive issued patents on its NexACT® technology and products, develop such patented technology into product candidates, have its Rx Division products and product candidates such as Vitaros® and MycoVa™ approved by relevant regulatory authorities and its Consumer Healthcare Division products either approved or cleared by relevant regulatory authorities or be in compliance with appropriate regulatory requirements, to successfully manufacture and commercialize such Rx Division products as Totect® for the treatment of anthracycline extravasation, Vitaros® for erectile dysfunction and MycoVa™ for onychomycosis in the U.S., Canada, and in other countries along with its Consumer Healthcare Division products and product candidates and to achieve its other development, commercialization and financial goals.  Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

Stellar Pharmaceuticals’ Forward Looking Statement
This press release contains certain forward-looking statements about Stellar Pharma as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Stellar Pharma's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar Pharma to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Stellar Pharma's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. Stellar Pharma assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

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Contacts:

Apricus Biosciences, Inc.
Edward Cox, V.P.
Corporate Development & Investor Relations, Apricus Bio, Inc.
(858) 848-4249
ecox@apricusbio.com

Apricus Bio Investor Relations
Paula Schwartz
Rx Communications Group, LLC
(917) 322-2216
pschwartz@rxir.com

Stellar Pharmaceuticals Inc.
Attention: Scott Langille
CFO
(519) 434-1540
s cott.langille @stellarpharma.com

Attention: Arnold Tenney
Chairman
705-445-9505

*Soriatane and Bezalip are registered trademarks and under license from Actavis Group PTC ehf
**Cambia is a registered trademark and under license from Nautilus Neurosciences, Inc.